UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FALCON MINERALS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FALCON MINERALS CORPORATION

510 Madison Avenue, 8th Floor

New York, NY 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 27, 2021

Dear Stockholders of Falcon Minerals Corporation:

Notice is hereby given that an annual meeting (the “annual meeting”) of stockholders of FALCON MINERALS CORPORATION, a Delaware corporation (the “Company”), will be held on Thursday, May 27, 2021, at 11:00 a.m., New York time. To support the health and well-being of its stockholders, employees and the greater community due to the public health impact of the coronavirus (COVID-19) outbreak, the annual meeting will be held in a virtual-only format. The virtual meeting will provide stockholders the ability to participate, vote their shares, and ask questions by visiting https://www.cstproxy.com/falconminerals/2021. For further information about the virtual meeting, please see Attending the Virtual Meeting on page 1 of the accompanying proxy statement. The annual meeting will have the following purposes:

1.	To elect three Class I directors to serve until the annual meeting of stockholders to be held in 2024.

2.	To approve the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

3.	To transact such other business as may properly be brought before the annual meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of the Company at the close of business on April 5, 2021 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company given above. The stock transfer books will not be closed.

The Company is providing this proxy statement and accompanying proxy card to its stockholders in connection with its annual meeting of stockholders and any adjournments or postponements thereof.

At the annual meeting, stockholders of the Company are being asked to vote on the election of three Class I directors in accordance with the Company’s certificate of incorporation and bylaws and the other matters specifically described above.

Your vote is very important. Whether or not you plan to attend the annual meeting virtually, please submit your proxy card without delay. Your vote is important no matter how large or small your holdings may be. If you do not expect to be present at the annual meeting virtually, you are urged to immediately complete, date, sign and return the proxy card. Please review the instructions on each of your voting options described in the enclosed Proxy Statement. This will not limit your right to attend or vote at the annual meeting. You may revoke your proxy at any time before it has been voted at the annual meeting.

The approximate date of mailing of the enclosed proxy statement and proxy card is April 26, 2021.

By order of the Board of Directors,

Daniel C. Herz
President, Chief Executive Officer and Director

April 22, 2021

FALCON MINERALS CORPORATION

510 Madison Avenue, 8th Floor

New York, NY 10022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The Annual Meeting

An annual meeting of stockholders of FALCON MINERALS CORPORATION, a Delaware corporation (the “Company,” “we,” “us” and “our”), which we refer to in this proxy statement as the annual meeting, will be held on Thursday, May 27, 2021, at 11:00 a.m., New York time, via webcast at https://www.cstproxy.com/falconminerals/2021, for the following purposes:

1.	To elect three Class I directors to serve until the annual meeting of stockholders to be held in 2024.

2.	To approve the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

3.	To transact such other business as may properly be brought before the annual meeting and any adjournment, postponement or continuation thereof.

This proxy statement is furnished in connection with the solicitation by our board of directors, which we refer to in this proxy statement as the Board, of proxies from holders of shares of our common stock, par value $0.0001 per share, which we refer to in this proxy statement as our common stock, to be used at the annual meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the annual meeting and any and all adjournments thereof.

We will send this proxy statement and the accompanying form of proxy on or about April 26, 2021, to stockholders of record of our common stock as of April 5, 2021.

The Company is providing this proxy statement and accompanying proxy card to its stockholders in connection with its annual meeting of stockholders and any adjournments or postponements thereof.

Attending the Virtual Meeting

You are entitled to attend and participate in the annual meeting if you were a stockholder of record as of the close of business on April 5, 2021, the record date, or if you hold a legal proxy for the meeting provided by your bank, broker or other nominee. To register for the annual meeting, please follow the instructions below based on your form of ownership of our common stock:

Stockholder of Record: If your shares of our common stock are registered directly in your name with Continental Stock Transfer & Trust (“Continental”), our stock transfer agent, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may register to attend the Annual Meeting by visiting the virtual meeting website located at https://www.cstproxy.com/falconminerals/2021, entering the 12-digit control number that you received on your proxy card and clicking on the link to pre-register. You will need to log in to the virtual meeting website at https://www.cstproxy.com/falconminerals/2021 prior to the start of the annual meeting using your control number. Pre-registration is recommended but not required for stockholders of record.

Beneficial Owner of Stock Held in Street Name: If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the annual meeting as a beneficial owner of our stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com no later than 5:00 p.m. New York time on Monday, May 24, 2021. After contacting Continental, you will receive an e-mail prior to the Annual Meeting with a link and instructions for attending the Annual Meeting.

Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the meeting using the virtual meeting website.

Stockholders will also have the option to listen to the virtual meeting by telephone (but will not have the ability to vote or submit questions) by calling the following numbers and entering the passcode when prompted:

•	Within the U.S. and Canada: (888) 965-8995 (toll-free); passcode 26098244#

•	Outside of the U.S. and Canada: (415) 655-0243 (standard rates apply); passcode 26098244#

Asking Questions

The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the annual meeting, stockholders may submit questions by typing in the “Submit a Question” box on the virtual meeting website. Our administrator will review all questions submitted during the annual meeting, and we intend to answer pertinent questions submitted, as time permits.

Technical Support

Please visit the virtual meeting website located at https://www.cstproxy.com/falconminerals/2021 in advance of the annual meeting to ensure accessibility. Technical support in connection with the virtual meeting platform will be available by telephone at (917) 262-2373 beginning at 7:00 a.m. New York time on Thursday, May 27, 2021 through the conclusion of the annual meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet or telephone connection, as applicable, wherever you intend to participate in the annual meeting, and you should allow plenty of time to log in or call in and ensure that you can hear audio prior to the start of the Annual Meeting.

Voting Your Proxy

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting.

Stockholder List

A complete list of the stockholders of the Company as of April 5, 2021, the record date, is available and open for examination by stockholders of the Company through the annual meeting. If you desire to examine the stockholder list during the annual meeting, you may send an e-mail at that time to Jeffrey Brotman at jbrotman@falconminerals.com. The stock transfer books will not be closed.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our Secretary at the address given at the top of this proxy statement, by submitting a later dated proxy or by attending the annual meeting.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies for the annual meeting. In addition to solicitations by mail, we may, through our directors and officers, solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

VOTING AT THE ANNUAL MEETING

We have an authorized capitalization of 361,000,000 shares of capital stock, consisting of 360,000,000 shares of common stock, including (i) 240,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) no shares of Class B Common Stock, and (iii) 120,000,000 shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share. Holders of the Class A Common Stock and holders of the Class C Common Stock vote together as a single class. Each holder is entitled to one vote per share on each matter of business properly brought before the annual meeting. Stockholders do not have cumulative voting rights. We refer to the Class A Common Stock and the Class C Common Stock collectively as the common stock. At the annual meeting, only those holders of shares of common stock at the close of business on April 5, 2021, the record date, will be entitled to vote. As of the record date, 86,825,736 shares of common stock were outstanding and entitled to vote, consisting of 46,825,736 shares of Class A Common Stock and 40,000,000 shares of Class C Common Stock.

You can vote in two ways:

•

by attending the meeting by visiting the website https://www.cstproxy.com/falconminerals/2021 and use the Control Number provided on your proxy card to log in to this website. If you hold your position through a bank or broker and would like to join the meeting you will need to contact Continental Stock Transfer at (917)-262-2373, or www.proxy@continentalstock.com to obtain a Control Number; or

•	by completing, signing and returning the enclosed Proxy Card.

The presence at the annual meeting, virtually or by proxy, of holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting do not vote on all of the proposals.

Shares of common stock represented at the annual meeting virtually or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote virtually or by proxy shares of common stock held by them in nominee name will mean that such shares of common stock will not be counted for the purposes of establishing a quorum and will not be voted.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of shares of common stock on a particular matter and indicates on the proxy delivered with respect to such shares of common stock that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists. With respect to abstentions, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists, but, under Delaware law, are not considered to be votes cast on a proposal.

Brokers who hold shares of common stock in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under Nasdaq rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under Nasdaq rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal 1 is not considered to be a “routine” matter under Nasdaq rules. Proposal 2 is considered a “routine” matter under Nasdaq rules.

Proposal 1. In order to be elected as a Class I director as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the annual meeting at which a quorum is present, which means that the nominees with the most votes are elected. Abstentions (withholding a vote) and broker non-votes will have no effect on the election of directors.

Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the meeting at which a quorum is present is required to approve the selection of Deloitte & Touche, LLP, or Deloitte, as our independent registered public accounting firm as described in our discussion of Proposal 2 below. Abstentions will have no effect on Proposal 2. Broker non-votes will be counted as voted “FOR” Proposal 2.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted “FOR” the election of the directors and the approval of the selection of Deloitte as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

Should any matters not described above be properly presented at the annual meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the annual meeting or any adjournment, postponement or continuation thereof.

PROPOSAL 1. ELECTION OF DIRECTORS

Proposal 1 is to elect Alan J. Hirshberg, Steven R. Jones and Erik C. Belz to serve as Class I directors. The Board is divided into three classes, Class I, Class II and Class III. The term of the Class I directors expires at the 2021 annual meeting of the stockholders of the Company; the term of the Class II directors expires at the 2022 annual meeting of the stockholders of the Company; and the term of the Class III directors expires at the 2023 annual meeting of the stockholders of the Company. At each succeeding annual meeting of the stockholders of the Company, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. In accordance with the terms of the Shareholders Agreement (as defined below), the Board has nominated Alan J. Hirshberg, Steven R. Jones and Erik C. Belz for election at the annual meeting as Class I directors for terms to expire at the 2024 meeting of stockholders or until their respective successors are elected or appointed, subject to their earlier death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the person named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of the nominees named in Proposal 1. Should a nominee become unable or refuse to accept nomination or election as a director, the person named as proxy intends to vote for the election of such other persons as the Nominating and Corporate Governance Committee may recommend. The Board knows of no reason why a nominee might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of the nominee and each of our other directors.

Nominees

Alan J. Hirshberg, age 59, has been a director since April 2019. Mr. Hirshberg has worked with Blackstone as a Senior Advisor since January 2019. He joined ConocoPhillips in 2010 as its Senior Vice President, Planning and Strategy, and retired in January 2019 as its Executive Vice President, Production, Drilling and Projects, a position he held since April 2016. In this role, he had responsibility for ConocoPhillips’ worldwide operations, as well as supply chain, aviation, marine, major projects and engineering functions. Prior to joining ConocoPhillips, Mr. Hirshberg worked at Exxon and ExxonMobil for 27 years, serving in various senior leadership positions in upstream research, production operations, major projects and strategic planning. Mr. Hirshberg earned Bachelor and Master of Science degrees in Mechanical Engineering from Rice University. We believe that Mr. Hirshberg’s extensive experience in the oil and gas industry qualifies him for service on our Board.

Steven R. Jones, age 48, has been a director since October 2017. Mr. Jones is the Co-President and Chief Financial Officer of WaterBridge Resources LLC, a privately held company focused on building and operating water pipelines and related infrastructure to serve oil and gas producers. From November 2016 to March 2018, Mr. Jones was the Founder, President and Chief Executive Officer of Core Midstream, a venture-stage energy company focused on acquiring and developing companies and projects engaged in midstream services for natural gas and crude oil producers. From February 2014 to October 2016, he founded and served as the Senior Vice President and Chief Financial Officer of PennTex Midstream Partners, a former Nasdaq listed limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America. Prior to that, from March 2008 to January 2014, Mr. Jones served as the Managing Director and Head of Midstream Investment Banking of Tudor, Pickering, Holt & Company, an integrated investment and merchant bank providing high quality advice and services to the energy industry. In addition, from June 2004 to March 2008, he served as Vice President, Global Natural Resources of Lehman Brothers, Inc., a global financial services firm. Prior to that, from June 2000 to June 2004, Mr. Jones served as Director of Corporate Development of El Paso Corporation, a provider of natural gas and related energy products. Mr. Jones adds value to our Board based on his experience in the investment banking industry, especially within the energy sector.

Erik C. Belz, age 35, has been a director since April 2021. Mr. Belz is a Managing Director in the Private Equity Group at Blackstone. Since joining Blackstone in 2014, Mr. Belz has focused on investments in the upstream and midstream energy sectors and has been involved in Blackstone’s investments in EagleClaw Midstream Ventures, Guidon Energy, Swallowtail Royalties, Waterfield Midstream, Huntley & Huntley, Jetta Permian, Primexx Energy Partners, Rock Ridge Royalty and Cheniere Energy among others. Before joining Blackstone, from 2011 to 2014, Mr. Belz was a Vice President at Blue Water Energy, an energy-focused private equity fund based in London. Prior to that, Mr. Belz was an Associate at the First Reserve Corporation, an energy-focused private equity firm. Mr. Belz began his career as an Investment Banking Analyst at Lehman Brothers in the Natural Resources, Mergers and Acquisitions Group. Mr. Belz received an AB in Economics cum laude with a concentration in Government from Harvard College, where he graduated with high honors. Because of his broad knowledge of the industry and oil and gas investments, we believe Mr. Belz is well qualified to serve on our Board.

Continuing Directors

Claire R. Harvey, age 41, has served as our Chairman of the Board since May 2020. Ms. Harvey is the President of ARM Resources, the upstream oil and gas division of ARM Energy, a producer services firm providing innovative solutions across the energy value chain. Ms. Harvey has a long history of investing in and owning oil and gas assets. From May 2019 to August 2020, she led Gryphon Oil and Gas, a private equity-sponsored company focused on acquiring non-operated interests in the Permian Basin. Prior to Gryphon, Ms. Harvey made upstream oil and gas investments on behalf of two private equity funds, Pine Brook Partners from March 2014 to May 2019, and TPH Partners from May 2010 to February 2014. Earlier in her career, she worked as an investment banker at Lehman Brothers and Barclays Capital, primarily focused on corporate finance and mergers and acquisitions for oil and gas companies. Ms. Harvey has served as a director on several private oil and gas company boards and also currently serves on the Board of Advisors for the Texas A&M University Finance Department as well as the Texas A&M University Petroleum Ventures Program. Ms. Harvey earned a BBA in Finance at Texas A&M University, where she was also a four-year letterman and co-captain for the Texas Aggie Volleyball Team. In addition, Ms. Harvey earned an MBA from the Jones Graduate School of Business at Rice University where she was the Jones Scholar and M.A. Wright Award winner. We believe that Ms. Harvey’s current role as president of an oil and gas division as well as her background in finance and oil and gas mergers and acquisitions makes her a valuable addition to the Board.

Daniel C. Herz, age 44, has been our Chief Executive Officer since August 2018, our President since April 2017 and a director since May 2020. He previously served as a member of our Board from April 2017 until July 2018. Mr. Herz served as President of Atlas Energy Group, LLC from April 2015 until October 2018. Mr. Herz also served as President of the general partner of Atlas Growth Partners, L.P. from its inception in 2013 until August 2018, and served as a director from the company’s inception in 2013 until October 2018. Mr. Herz served as Senior Vice President of Corporate Development and Strategy of the general partner of Atlas Energy, L.P. from February 2011 until its sale to Targa Resources, Inc. in February 2015. Mr. Herz was also Senior Vice President of Corporate Development of Atlas Pipeline Partners GP, LLC from August 2007 until its sale to Targa Resources, Inc. in February 2015. He was also Senior Vice President of Corporate Development of Atlas Energy, Inc. and Atlas Energy Resources, LLC from August 2007 until its sale to Chevron Corporation in February 2011. Before that, Mr. Herz was Vice President of Corporate Development of Atlas Energy, Inc. and Atlas Pipeline Partners GP, LLC from December 2004 until August 2007. Also, from September 2016 until October 2018, Mr. Herz served as Titan Energy, LLC’s Chief Executive Officer, where he continued to serve as a Class A Director through April 2021. Mr. Herz was Chief Executive Officer of Titan’s predecessor, Atlas Resource Partners, L.P., from August 2015 until August 2018. Before that, he had served as Senior Vice President of Corporate Development and Strategy of the general partner of Atlas Resource Partners, L.P. from March 2012 to April 2015. Atlas Resource Partners and subsidiaries filed a voluntary pre-packaged plan under Chapter 11 in July 2016, which was confirmed and the companies emerged from Chapter 11 in September 2016. We believe that Mr. Herz is well qualified to serve as a director because of his directorship experience, as well as his substantial and broad experience in the energy sector, as an executive and director.

William D. Anderson, PE, age 66, has been a director since July 2018. Mr. Anderson is the founding member and Managing Partner of Anderson King Energy Consultants, LLC (“AK”) and has been since 2012. In 2005 and prior to the formation of AK, Mr. Anderson formed Anderson O&G, Inc. (“AOG”), a boutique energy sector advisory and consulting business oriented towards acquisition and divestiture activities. Prior to forming AOG, Mr. Anderson served as the Executive Vice President and Chief Operating Officer for Wynn-Crosby Energy, Inc. Mr. Anderson is a registered petroleum engineer and is a former Senior Vice President and Partner of Netherland, Sewell & Associates, Inc. At Netherland Sewell he served as team leader for major projects in the Mid-Continent, Permian, North & South Louisiana, and South Texas basins, as well as for projects in Europe, SE Asia, and Africa. Prior to joining Netherland Sewell in 1983, Mr. Anderson held several positions with Exxon Company U.S.A. including Supervising Reservoir Engineer managing five large offshore fields. Mr. Anderson received a B.S. in civil engineering from the University of Connecticut, an M.S. in civil engineering from Columbia University and a Master of Engineering in Petroleum Engineering from Tulane University. Mr. Anderson adds value to our Board based on his broad experience in the industry, particularly with respect to oil and gas investments.

Jonathan R. Hamilton, age 31, has been a director since August 2018. Mr. Hamilton is a Principal in the Private Equity Group at Blackstone. Since joining Blackstone in October 2014, Mr. Hamilton has been involved with Blackstone’s investments in Beacon Offshore Energy, Kosmos Energy, LLOG Bluewater, Royal Resources, and Primexx Energy Partners, among others. From July 2012 until September 2014, Mr. Hamilton worked at J.P. Morgan Securities where he focused on mergers, acquisitions and financing advisory to oil and gas companies. Because of his broad knowledge of the industry and oil and gas investments, we believe Mr. Hamilton is well qualified to serve on our Board.

Adam M. Jenkins, age 37, has been a director since August 2018. Mr. Jenkins is a Managing Director and Head of Portfolio Performance in the Private Equity Group at Blackstone. Since joining Blackstone in July 2013, Mr. Jenkins has been involved with Blackstone’s investments in Beacon Offshore Energy, Brix Oil & Gas, Kosmos Energy, LLOG Bluewater, Royal Resources, Siccar Point Energy, and Vine Oil & Gas, among others. From August 2011 until June 2013, Mr. Jenkins was an Associate at WL Ross & Co. From July 2006 until July 2008, he worked at Lazard Ltd. He is a member of the New York State Bar. Because of his broad knowledge of the industry and oil and gas investments, we believe Mr. Jenkins is well qualified to serve on our Board.

Information Concerning Our Board of Directors, Committees and Governance

Corporate Profile

Our shares of Class A Common Stock are listed on the Nasdaq Capital Market, under the symbol “FLMN” and we are subject to Nasdaq listing standards. Our Board is divided into three classes with only one class of directors being elected each year. The term of office of the Class II directors, consisting of Messrs. Anderson, Hamilton and Jenkins, will expire at the 2022 annual meeting. The term of office of the Class III directors, consisting of Claire R. Harvey and Daniel C. Herz, will expire at the 2023 annual meeting. The term of office of the Class I directors, consisting of Messrs. Hirshberg, Jones and Belz, will expire at this annual meeting. The Nasdaq listing standards require that a majority of our Board be independent. The Board has determined that Messrs. Anderson, Hirshberg, Belz, Jenkins, Hamilton, Frank and Jones, and Ms. Harvey, are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and the rules and regulations promulgated by the Securities and Exchange Commission, or “SEC.”

We have adopted corporate governance guidelines and charters for the audit, compensation and nominating and corporate governance committees of the Board intended to satisfy Nasdaq listing standards. We have also adopted a code of business conduct and ethics for our directors, officers and employees intended to satisfy Nasdaq listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of business conduct and ethics and committee charters are available on our website at www.falconminerals.com. The information on our website is not part of this proxy statement.

The Board held 22 meetings during 2020. During 2020, each of our incumbent directors attended at least 75% of the meetings of the Board and the meetings of the committees of the Board on which that director served (in each case, which were held during the period for which such incumbent director was a director). We do not have a policy regarding director attendance at annual meetings, but encourage the directors to attend if possible. One of our directors virtually attended the 2020 annual meeting of stockholders.

Board Committees

The standing committees of the Company’s Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. In 2020, the audit committee held 4 meetings, the compensation committee held 8 meetings and the nominating and corporate governance committee held 1 meeting. In 2020 the Board also established an ad hoc transaction advisory committee. Each of the committees reports to the Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Nasdaq rules and Section 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. We have established an audit committee of the board of directors, which currently consists of Messrs. Jones and Anderson, and Ms. Harvey. Each of Messrs. Jones and Anderson, and Ms. Harvey, meets the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Jones serves as Chairman of the Audit Committee.

The audit committee’s duties, which are specified in the Audit Committee Charter, which is available on the Company’s website, include, but are not limited to:

•	review of the Company’s audited financial statements;

•	the integrity of the Company’s financial statements;

•	the Company’s process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of the Company’s independent auditor; and

•	the performance of the Company’s internal audit function.

Financial Expert on Audit Committee

Under the Nasdaq listing standards, the audit committee must at all times be composed exclusively of independent directors who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Mr. Jones satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee

We have established a compensation committee of the board of directors, which currently consists of Messrs. Jenkins and Belz, and Ms. Harvey. Each of Messrs. Jenkins and Belz, and Ms. Harvey, meets the independent director standard under Nasdaq listing standards. Mr. Belz serves as Chairman of our compensation committee.

The compensation committee’s duties, which are specified in the Compensation Committee Charter, which is available on the Company’s website, include, but are not limited to:

•	determining and approving the compensation of executive officers; and

•	reviewing and approving incentive compensation and equity compensation policies and programs.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Frederic W. Cook & Co., Inc., an independent compensation consultant (“FW Cook”), has been engaged by the compensation committee to provide compensation consulting services and benchmarking information to executive management. This information may also be provided to the compensation committee, from time to time, in making certain compensation determinations. Such consultant provided advice and recommendations for employee and director compensation for fiscal 2020 and did not provide any services to us unrelated to executive or director compensation.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the board of directors, which consists of Messrs. Hamilton, Hirshberg, Jenkins and Jones. Each of Messrs. Hamilton, Hirshberg, Jenkins and Jones meet the independent director standard under Nasdaq listing standards. Mr. Hamilton currently serves as Chairman of our nominating and corporate governance committee.

The nominating and corporate governance committee’s duties, which are specified in the Nominating and Corporate Governance Committee Charter, which is available on the Company’s website, include, but are not limited to:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•	developing, recommending to the Board and overseeing implementation of the Company’s corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis the Company’s overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices.

In addition to the rights set forth in the Shareholders Agreement discussed elsewhere in this proxy statement, the nominating and corporate governance committee expects to use a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the Board apart from those nominees designated pursuant to the Shareholders Agreement, the committee expects it will solicit candidate recommendations from its own members, other directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential director nominees. The committee will assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, and the designation provisions of the Shareholders Agreement are waived or do not apply, the committee will consider whether to fill those vacancies and, if applicable, will consider various potential director candidates. The committee expects to evaluate any such candidates at regular or special meetings of the committee, and may be considered at any point during the year.

The nominating and corporate governance committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The committee will seek to ensure that the membership of the Board and each committee of the Board satisfies all relevant Nasdaq listing standard requirements and applicable laws and regulations and all requirements of our governance documents. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the committee may look for in any particular director nominee who is not a designee under the Shareholders Agreement will depend on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board. The committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their sex, race, religion, creed, sexual orientation or disability.

The nominating and corporate governance committee will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting. Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our certificate of incorporation and bylaws.

Transaction Advisory Committee

In September 2020, the Board established a transaction advisory committee consisting of Messrs. Jones and Anderson, and Ms. Harvey. Ms. Harvey served as Chairman of the committee. The transaction advisory committee was an ad hoc committee established by the Board for the purpose of identifying, evaluating, negotiating and overseeing one or more potential transactions including, but not limited to, asset or business purchases and sales, business combinations and capital raises. The transaction advisory committee’s duties included:

•	review and evaluation of potential transactions;

•	establishment and oversight of a process to solicit expressions of interest and to review and evaluate alternative transactions;

•	negotiate (or oversee and direct negotiations of) the terms and conditions of a transaction;

•	determine whether the transactions are beneficial to the Company and its stockholders;

•

recommend to the Board what actions, if any, should be taken by the Board with respect to the transaction, provided, however, that the committee did not have the authority of the Board to approve a transaction;

•	determine insider conflicts with respect to a potential transaction;

•	assist in the preparation and filing of any documents as may be required with respect to a potential transaction;

•	report regularly to the Board or any other committee thereof as the committee deems appropriate.

The transaction advisory committee served until April 2021, at which time it was disbanded.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees intended to satisfy Nasdaq listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our code of business conduct and ethics is available on the Company’s website. We intend to disclose amendments to and waivers, if any, from our Code of Business Conduct and Ethics and Financial Code of Ethics, as required, on our website, www.falconminerals.com, promptly following the date of any such amendment or waiver.

Board Leadership Structure and Role in Risk Oversight

Claire R. Harvey serves as Chairman of the Board. We believe that the most effective leadership structure at the present time is to have separate Chairman and Chief Executive Officer positions because this allows the Board to benefit from having multiple strong voices bringing separate views and perspectives to meetings.

Our Board is responsible for overseeing the overall risk management process at our company. Risk management is considered a strategic activity within our company and, responsibility for managing risk currently rests with executive management while the Board participates in the oversight of the process. The oversight responsibility of our Board is enabled by management reporting processes designed to provide visibility to the Board about the identification, assessment, and management of critical risks. Those areas of focus include strategic, operational, financial and reporting, compliance and other risks. Our audit committee enhances the Board’s oversight of risk management and discusses with management, the independent auditor and the internal auditor policies with respect to risk assessment and risk management, including significant operating and financial risk exposures and the steps management has taken to monitor, control and report such exposures. Further, our compensation committee enhances the Board’s oversight of risk management by considering the impact of the Company’s compensation plans, and the incentives created by the Company’s compensation plans, on the Company’s risk profile. In 2020, the compensation committee retained F.W. Cook, a third-party company, to provide consulting services related to our risk management policies attributable to our compensation plans.

Stockholder and Interested Party Communications

Stockholders are invited to communicate to the Board or its committees by writing to: Falcon Minerals Corporation, Attention: Board of Directors, c/o Jeffrey F. Brotman, Chief Legal Officer and Secretary, 1845 Walnut Street, Suite 1111, Philadelphia, PA 19103. In addition, interested parties may communicate with the Chairman of the Board or with the non-management and independent directors of the Company as a group by writing to: Falcon Minerals Corporation, Attention: Chairman of the Board of Directors, c/o Jeffrey F. Brotman, Chief Legal Officer and Secretary, 1845 Walnut Street, Suite 1111, Philadelphia, PA 19103.

Executive Sessions of Non-Management Directors

Our Board holds regular executive sessions in which the non-management directors meet without any members of management present, no less frequently than two times per year. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. In the event that the non-management directors include directors who are not independent under the listing requirements of Nasdaq, then at least once a year, there may be an executive session including only independent directors.

Committee Reports

Audit Committee Report

In connection with its function to oversee and monitor our financial reporting process, the audit committee has done the following:

•	reviewed and discussed our financial statements for the fiscal year ended December 31, 2020 with our management and our independent registered public accounting firm, Deloitte & Touche LLP;

•

discussed with our independent registered public accounting firm those matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees); and

•

received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding our accountant’s communications with the audit committee concerning independence, and discussed with their independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in the annual report.

The Audit Committee of the Board of Directors:
William D. Anderson Claire R. Harvey
Steven R. Jones

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Jenkins and Belz, and Ms. Harvey. None of such persons was an officer or employee of the Company or any of its subsidiaries during fiscal 2020 or was formerly an officer or employee of the Company. During fiscal 2020, none of the Company’s executive officers served as a director or on the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. During fiscal 2020, none of the Company’s executive officers served on the compensation committee of another entity, any one of whose executive officers served on the Company’s Board.

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of Deloitte

We are asking our stockholders to approve the selection of Deloitte as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021. Although approval is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for approval as a matter of good corporate practice. If Deloitte is not approved, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if Deloitte is approved, the audit committee in its discretion may select a different independent registered public accounting firm if it determines that such a change would be in the best interests of our company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE SELECTION OF DELOITTE TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Audit Fees and Services

The audit committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm following the completion of the Business Combination described elsewhere in this proxy statement. We do not expect that representatives of Deloitte will be present at the annual meeting, however, if present, these representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The following is a summary of fees paid to Deloitte for services rendered.

Audit Fees

During the years ended December 31, 2020 and 2019, audit fees for our independent registered public accounting firm were $550,277 and $905,572, respectively. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the years ended December 31, 2020 and 2019, there were no audit-related fees paid to our independent registered public accounting firm.

Tax Fees

During the years ended December 31, 2020 and 2019, tax fees paid to our independent registered public accounting firm were $151,095 and $203,859, respectively. These represent fess for professional services rendered in connection with tax compliance, tax advice and tax planning.

All Other Fees

During the years ended December 31, 2020 and 2019, there were no fees billed for services provided by our independent registered public accounting firm other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee, on at least an annual basis, reviews audit and non-audit services performed by our independent registered public accounting firm as well as the fees charged for such services. Our policy is that all audit and non-audit services must be pre-approved by the audit committee. All of such services and fees were pre-approved during the fiscal year ended December 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of shares of our voting common stock as of April 5, 2021 by:

•	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of any class of our common stock;

•	each current executive officer, director and director nominee of the Company; and

•	all current executive officers, directors and director nominees of the Company, as a group.

Pursuant to the Company’s amended and restated certificate of incorporation, each share of Class C Common Stock, representing a non-economic interest in the Company, entitles the holder to one vote per share. The table below represents beneficial ownership of Class A Common Stock, Class C Common Stock and Class A Common Stock and Class C Common Stock voting together as a single class, and is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Accordingly, shares of the Company’s Class A Common Stock issuable pursuant to outstanding warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

The beneficial ownership of the Company’s voting common stock is based on 46,825,736 shares of Class A Common Stock outstanding and 40,000,000 shares of Class C Common Stock outstanding, except as otherwise indicated.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owners	Class A Common Stock		Class C Common Stock		Combined Voting Power(2)
	Number	% of class	Number	% of class	Number	% of class
Directors, Director Nominees and Executive Officers:(1)
Daniel C. Herz(3)	1,949,922	4.1%	—	—	1,949,922	2.2%
Bryan C. Gunderson	101,888	*	—	—	101,888	*
Jeffrey F. Brotman(4)	462,177	*	—	—	462,177	*
Michael J. Downs(5)	171,467	*	—	—	171,467	*
Stephen J. Pilatzke	81,439	*	—	—	59,825	*
Steven R. Jones	102,313	*	—	—	102,313	*
William B. Anderson	32,313	*	—	—	32,313	*
Adam M. Jenkins	—	—	—	—	—	—
Jonathan R. Hamilton	—	—	—	—	—	—
Erik C. Belz	—	—	—	—	—	—
Alan J. Hirshberg	129,017	*	—	—	129,017	*
Claire R. Harvey	20,800	*	—	—	20,800	*
All directors and executive officers as a group (12 individuals)	2,625,616	5.3%	—	—	2,625,616	3.0%

5% or Greater Beneficial Owners:
Royal Resources L.P.(7)	—	—	35,197,643	88.0%	35,197,643	40.6%
Samlyn Capital, LLC(8)	4,758,541	10.2%	—	—	4,758,541	5.5%
Nantahala Capital Management, LLC(9)	4,415,729	9.3%	—	—	4,415,729	4.9%
Eric M. Mindich(10)	4,190,723	8.8%	—	—	4,190,723	4.7%
Freestone Investments LLC(11)	3,577,194	7.7%	—	—	3,577,194	4.1%
BlackRock, Inc.(12)	3,007,738	6.4%	—	—	3,007,738	3.5%
Foxhill Capital Partners, LLC(13)	2,896,184	6.2%	—	—	2,896,184	3.3%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following individuals is c/o Falcon Minerals Corporation, 510 Madison Avenue, 8th Floor, New York, NY 10022.
(2)

Represents the percentage of voting power of our Class A Common Stock and Class C Common Stock voting together as a single class. Each share of Class C Common Stock has no economic rights, but entitles the holder thereof to one vote for each share of Class C Common Stock held by such holder.

(3)	Includes 597,581 warrants to purchase an equivalent number of shares of Class A Common Stock.
(4)	Includes 94,355 warrants to purchase an equivalent number of shares of Class A Common Stock.
(5)	Includes 48,387 warrants to purchase an equivalent number of shares of Class A Common Stock.
(6)	[RESERVED]
(7)

The general partner of Royal Resources L.P. is Royal Resources GP L.L.C. The managing members of Royal Resources GP L.L.C. are Blackstone Management Associates VI L.L.C. and Blackstone Energy Management Associates L.L.C. The sole member of Blackstone Management Associates VI L.L.C. is BMA VI L.L.C. The sole member of Blackstone Energy Management Associates L.L.C. is Blackstone EMA L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VI L.L.C. and Blackstone EMA L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each (other than Royal Resources L.P.) disclaims beneficial ownership of such shares. The address of each of the foregoing entities is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(8)

Based on information contained in a Schedule 13G/A filed with the SEC on February 16, 2021. The Schedule 13G/A was filed by Samlyn Capital, LLC, Samlyn Onshore Fund, LP, Samlyn Partners, LLC, Samlyn, LP and Robert Pohly. All of the securities reported are directly owned by advisory clients of Samlyn Capital, LLC. The address of each reporting person is 500 Park Avenue, 2nd Floor, New York, New York 10022.

(9)

Based on information contained in a Schedule 13G/A filed with the SEC on February 16, 2021. Includes 878,022 warrants to purchase an equivalent number of shares of Class A Common Stock. The Schedule 13G/A was filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack. Nantahala may be deemed to be the beneficial owner of the shares held by funds and separately managed accounts under its control. Messrs. Harkey and Mack are the managing members of Nantahala. The address of each reporting person is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(10)

Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021. Represents (i) 250,000 warrants to purchase an equivalent number of shares of Class A Common Stock held by Eric Mindich, (ii) 3,466,929 shares of Class A common stock held by Eric Mindich, (iii) 378,024 warrants to purchase an equivalent number of shares of Class A Common Stock held by Everblue Osprey 2017 LLC (“Everblue 2017”), and (iv) 95,770 shares of Class A common stock held by Everblue 2017. Mr. Mindich may be deemed to beneficially own the securities held by Everblue 2017. Mr. Mindich disclaims beneficial ownership over any securities owned by Everblue 2017 in which he does not have any pecuniary interest. The address of Mr. Mindich and Everblue 2017 is 717 Fifth Avenue, 26th Floor, New York, NY 10022.

(11)

Based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2021. The Schedule 13G/A was filed by Freestone Investments LLC, Freestone Capital Management, LLC and Gary Furukawa. Represents (i) 2,359,164 shares of Class A Common Stock held by Freestone Advantage Partners III LP, of which Freestone Investments LLC is the general partner, and (ii) 150,414 shares of Class A Common Stock held in managed accounts. The address of each reporting person is 701 Fifth Avenue, Suite 74000, Seattle, Washington 98104.

(12)

Based on information contained in a Schedule 13G/A filed with the SEC on January 29, 2021 by Blackrock, Inc., as a parent holding company or control person of certain named funds. Blackrock Inc.’s address is 55 East 52nd Street, New York, New York 10022.

(13)

Based on information contained in a Schedule 13G/A filed with the SEC on January 27, 2021. The Schedule 13G/A was filed by Foxhill Capital Partners, LLC and Neil Weiner, its manager. The securities are held through the account of a private fund. The address of each reporting person is 2141 A1A Alt. Suite 450, Jupiter, FL 33477.

NON-DIRECTOR PRINCIPAL OFFICERS

Bryan C. Gunderson, age 40, has been our Chief Financial Officer since June 2019. He previously served as the Executive Vice President, Finance of Nine Point Energy, a private exploration and production company where he was responsible for finance, budgeting and financial controls. Before that, from 2013 to 2016, he served as Vice President, Office of the CEO, of Triangle Petroleum, a public oil and gas business. From 2011 to 2013 he was an Associate in the Energy Financial Services division of General Electric. Before that he was a Financial Analyst in the Global Upstream division of Chevron and an investment banking analyst in the natural resources group at Lehman Brothers. Mr. Gunderson received a BA from Bard College and a MBA in finance from The Wharton School, University of Pennsylvania.

Jeffrey F. Brotman, age 57, has been our Chief Legal Officer and Secretary since April 2017. He previously served as our Chief Financial Officer from April 2017 to June 2019. Mr. Brotman has been Vice Chairman and Chief Operating Officer of Hepco Capital Management, LLC since its formation in September 2016. Hepco is a private investment firm that sponsors principal capital investments in diverse business sectors. He has also been the Chief Financial Officer, Chief Legal Officer and Secretary of Osprey Technology Acquisition Corp. (NYSE: SFTW), a blank check company, since June 2019, and the Chief Legal Officer and Secretary of Broadscale Acquisition Corp. (NASDAQ: SCLE), a blank check company, since December 2020. Mr. Brotman was Chief Operating Officer and Executive Vice President at Resource America, Inc., formerly a publicly traded asset manager investing in real estate, financial services and credit until its sale to C-III Capital Partners, until September 2016. He joined Resource America in 2007, and while at Resource America also served as Executive Vice President of Resource Capital Corp., now known as Exantas Capital Corp., a publicly-traded real estate investment trust, Chairman of the Board of Directors of Primary Capital Mortgage, Director of Leaf Commercial Capital and sat on various investment committees across all product lines. Mr. Brotman was the President and Chief Executive Officer of Access to Money, Inc. (f/k/a TRM Corp.), one of the world’s largest non-bank ATM operators, from March 2006 to June 2007, and served as the Chairman of its Board of Directors from September 2006 through September 2008. Mr. Brotman was a co-founder, and served as Managing Member, of Ledgewood, PC, a Philadelphia based business law firm, from June 1992 to March 2006, and was of counsel until June 2007. He was a Trustee of Resource Real Estate Diversified Income Fund from its inception in March 2013 until September 2016. He has been an adjunct Professor of Law at the University of Pennsylvania Law School since 1990, where he has taught courses in accounting and lending transactions. He is also a Certified Public Accountant (currently inactive) and a licensed Real Estate Broker.

Michael J. Downs, age 43, has been our Chief Operating Officer since February 2020, and before that served as our VP of Operations since October 2018, where he oversaw our royalty production, land administration, reservoir engineering and ongoing minerals acquisition efforts. He previously served as VP Operations at Titan Energy, LLC and its predecessors, oil and gas exploration and production companies, from April 2014 until September 2018, where he managed Titan’s Eagle Ford position. From July 2011 until March 2014, Mr. Downs was Director, Strategic operations for Atlas Energy, LP. Prior to this, Mr. Downs was JV Coordinator for Atlas, responsible for managing a $1.7 billion joint venture in the Marcellus Shale between Atlas Energy, Inc and Reliance Industries of India. Mr. Downs graduated from Drexel University with a Bachelor of Science in Business Administration, Accounting.

Stephen J. Pilatzke, age 42, has been our Chief Accounting Officer since October 2018. From January 2010 to September 2018, Mr. Pilatzke served in multiple positions, most recently as Chief Accounting Officer, of Lightfoot Capital Partners GP, LLC, a private equity company with a focus on the energy sector. From October 2013 until its sale in December 2017, Mr. Pilatzke was also Chief Accounting Officer of Arc Logistics GP, LLC, the general partner of Arc Logistics Partners LP, formerly a publicly traded company and portfolio company of Lightfoot Capital Partners. Prior to joining Lightfoot Capital Partners, Mr. Pilatzke served as Chief Financial Officer and Controller of Paramount BioSciences LLC, a venture capital firm specializing in the pharmaceutical and biotechnology sector and was responsible for all of the accounting and reporting functions of the company and related portfolio companies, from 2005 to 2010. Prior to Paramount BioSciences LLC, Mr. Pilatzke worked as an auditor at Eisner LLP, an accounting and advisory firm, from 2001 to 2005. Mr. Pilatzke is a Certified Public Accountant and received his BS in Accounting from Binghamton University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The tables and narrative disclosure below provide compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.

In this section, we provide disclosure relating to the compensation of our named executive officers paid by the Company for fiscal years 2019 and 2020. The tables and narrative disclosure below provide compensation information for the following individuals:

•	Daniel C. Herz, our President and Chief Executive Officer;

•	Bryan C. Gunderson, our Chief Financial Officer;

•	Michael J. Downs, our Chief Operating Officer.

We refer to Messrs. Herz, Gunderson and Downs herein collectively as our “Named Executive Officers.” The compensation of our Named Executive Officers in 2020 was determined after consultation with FW Cook and in connection with the compensation study they performed.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	All Other Compensation(3)	Total
Daniel C. Herz	2020	$500,000	$375,000	$434,507	$40,166	$1,349,672
President and Chief Executive Officer	2019	$500,000	$500,000	$4,538,001	$24,827	$5,562,828
Bryan C. Gunderson(4)	2020	$275,000	$206,250	$173,802	$29,620	$684,672
Chief Financial Officer	2019	$147,893	$148,425	$727,350	$14,852	$1,038,520
Michael J. Downs	2020	$246,875	$187,500	$150,515	$18,677	$603,568
Chief Operating Officer

(1)

Represents the aggregate grant date fair value of restricted stock and performance-based stock unit awards granted during the year in accordance with FASB ASC Topic 718, based on the average daily share price of the Company’s Class A Common Stock at the date of grant, adjusted for the absence of future dividends, and assuming full (maximum) achievement of applicable performance criteria over the performance period. See Note 9 to the Company’s Consolidated Financial Statements for the year ended December 31, 2020, located in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for further discussion of the assumptions used in determining these values.

(2)

2020 Amounts. The “Stock Awards” column represents the grant date fair value of (i) the 2020 Performance Stock Units (“PSU”) based upon the probable outcomes of the performance conditions; and (ii) Restricted Share Awards (“RSA”) granted to certain named executives that vest based upon continued service through the performance period. The 2020 PSUs and RSAs were granted under the Long-Term Incentive Plan. The following table presents the grant date fair value of the 2020 PSUs at the target and maximum levels of performance:

Name	2020 PSUs Target ($)	2020 PSUs Maximum ($)
Daniel C. Herz	$138,211	$232,158
Bryan C. Gunderson	$55,284	$92,863
Michael J. Downs	$48,374	$79,695

(3)

Amounts reported as All Other Compensation include: (i) dividend payments on shares of unvested restricted stock and (ii) payment of matching contributions made by the Company for 2019 and 2020, respectively, under the Company’s 401(k) plan for: Mr. Herz, $18,993 and $19,499; Mr. Gunderson, $6,302 and $18,347; and Mr. Downs, $9,610 and $9,859.

(4)	Mr. Gunderson joined the company in June 2019.

Narrative Disclosure to Summary Compensation Table

Falcon Minerals Corporation 2018 Long-Term Incentive Plan

In connection with the closing of the Business Combination, the Board and the Company’s stockholders adopted the Falcon Minerals Corporation 2018 Long-Term Incentive Plan and material terms thereunder (the “Incentive Plan”). The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its common stock. The Incentive Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining, and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Incentive Plan. An aggregate of 8,600,000 shares of Class A Common Stock has been reserved for issuance under the Incentive Plan. Our 2020 equity grants were determined in consultation with FW Cook and the compensation study they performed.

Retirement and Other Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan pursuant to which employees, including our Named Executive Officers, are permitted to contribute portions of their base compensation to a tax-qualified retirement account. The Company provides matching contributions equal to 100% of elective deferrals up to 5% of eligible compensation, subject to the applicable contribution limits. Matching contributions are immediately fully vested. We also maintain various other employee benefit plans, including medical, dental, and life insurance, in which the executive officers participate. We also provide our executive officers long-term disability insurance subject to the compensation committee’s ongoing review.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards held by each of our Named Executive Officers as of December 31, 2020:

		Share Awards
		Number of Shares that Have Not		Market Value of Shares that
Name and Principal Position	Grant Date	Vested (#)		Have Not Vested ($) (2)
Daniel C. Herz, President and Chief Executive Officer	4/19/2019	66,667	(1)	$210,001
	4/19/2019	133,334	(3)	$420,002
	4/19/2019	500,000	(3)	$1,575,000
	3/13/2020	90,334	(1)	$284,552
	3/13/2020	90,334	(3)	$284,552
Bryan C. Gunderson, Chief Financial Officer	6/18/2019	22,500	(1)	$70,875
	6/18/2019	30,000	(3)	$94,500
	3/13/2020	36,133	(1)	$113,819
	3/13/2020	36,134	(3)	$113,822
Michael J. Downs, Chief Operating Officer	5/14/2019	15,000	(1)	$47,250
	5/14/2019	15,000	(3)	$47,250
	3/13/2020	31,616	(1)	$99,590
	3/13/2020	31,617	(3)	$99,594

(1)	The award provides for vesting based upon continued service through the performance period.
(2)	Based on a share price of $3.15, the closing price of our common stock on December 31, 2020.
(3)	The number and market or payout value of these performance-based awards is based on achieving pre-established goals across certain financial objectives over the performance period.

Equity Compensation Plan Information

The following table sets forth shares of the Company’s Class A Common Stock that may be issued under the Incentive Plan as of December 31, 2020. The Incentive Plan has been approved by our stockholders. We do not maintain any equity incentive plans that have not been approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Long-Term Incentive Plan(1)	2,853,323	—	5,289,030
Equity compensation plans not approved by security holders	—	—	—

Total	2,853,323		5,289,030

(1)	The Falcon Minerals Corporation 2018 Long-Term Incentive Plan was adopted by our Board and our stockholders in 2018.

Director Compensation

Our non-employee directors are entitled to receive compensation for services they provide us consisting of retainers, fees and equity-based compensation as described below. Directors that also provide services to the Company or its affiliates as employees do not receive compensation for their service on our Board.

The table below summarizes the compensation paid by the Company to each non-employee director for the year ended December 31, 2020:

	Fees Earned	Restricted Stock	All Other
Name	or Paid in Cash	Awards (1)	Compensation (2)	Total
Claire Harvey (6)	$149,956	$50,000	$—	$199,956
Steven R. Jones (6)	$112,750	$50,000	$3,018	$165,768
William D. Anderson, PE (6)	$105,250	$50,000	$3,018	$158,268
Alan J. Hirshberg	$81,250	$50,000	$2,306	$133,556
Jonathan Z. Cohen (3)	$102,151	$—	$2,306	$104,457
Edward E. Cohen (3)	$102,151	$—	$—	$102,151
Brian L. Frank (3)	$40,934	$—	$1,333	$42,267
Eric Liaw (5)	$—	$—	$—	$—
Adam M. Jenkins (4)	$—	$—	$—	$—
Jonathan R. Hamilton (4)	$—	$—	$—	$—

(1)

Represents the grant date fair value of restricted shares granted in 2020 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, based on the closing sale price of the Company’s Class A common stock on the date of grant.

(2)	Represents dividend payments on shares of unvested restricted stock.
(3)	Messrs. E. Cohen, J. Cohen and Frank did not stand for reelection at the 2020 annual meeting.
(4)	Messrs. Jenkins, Hamilton and Liaw are employees of Blackstone and therefore do not receive additional compensation for their services as directors of the Company.
(5)	Mr. Liaw resigned as a director of the Company in April 2021.
(6)	“Fees earned or Paid in Cash” includes the following amounts received for serving on the transaction advisory committee: Ms. Harvey — $99,750; Mr. Jones — $24,000; Mr. Anderson — $24,000.

Narrative Disclosure to Director Compensation Table

In 2020, non-employee directors of the Company received an annual cash retainer in the amount of $75,000 and an annual restricted stock award of Class A Common Stock having a grant date fair value equal to $50,000, provided that the number of shares of Class A Common Stock underlying such award did not exceed 25,000 shares. The Chairman of the Board and Chairman of the audit committee received an additional annual retainer in the amount of $10,000. Members of the transaction advisory committee were additionally compensated for their service on the committee in the amount of $5,000 per month, an additional $2,500 per month to the Chairman of the committee plus additional amounts based on participating in meetings. Non-employee directors will be reimbursed for all out-of-pocket expenses in connection with attending meetings of the Board or committees. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

Employment Agreements

We entered into an employment agreement (the “Employment Agreement”) with our Chief Executive Officer, Daniel C. Herz, outlining the terms of his employment as Chief Executive Officer and President of the Company. The Employment Agreement, effective as of April 19, 2019 (the “Effective Date”), has an initial term ending on August 24, 2021 (the “Initial Term”) that will automatically renew for successive one-year periods until terminated. The Employment Agreement provides for (i) an annual base salary of $500,000, (ii) a target annual bonus amount of $1,000,000 (the “Target Annual Bonus”) consisting of: (a) an annual cash bonus (the “Annual Cash Bonus”) upon the attainment of one or more pre-established performance goals established in good faith by the Company’s Board, or Compensation Committee thereof, in its sole discretion, with a target of $500,000 (provided that the Annual Cash Bonus may, at the Company’s election, be paid in fully-vested and freely tradeable shares of common stock of the Company), and (b) an annual equity award grant (the “Annual LTIP Award”) under the LTIP with a target grant date fair market value of $500,000.

Pursuant to the Employment Agreement, in the event Mr. Herz’s employment is terminated (i) by the Company without “cause,” (ii) by Mr. Herz for “good reason” (each quoted term as defined in the Employment Agreement) or (iii) as a result of the Company’s non-extension of the Employment Agreement, where the notice of such non-extension provided by the Company pursuant to the Employment Agreement does not include notice that the Company is waiving enforcement of the noncompetition provision of the Employment Agreement, he would be entitled to (A) the “Accrued Benefits” (as defined in the Employment Agreement), (B) a lump-sum cash payment equal to the “Severance Multiple” (as defined below) multiplied by the sum of (I) his base salary and (II) the Target Annual Bonus, (C) a pro-rata portion of the Target Annual Bonus for the fiscal year in which termination occurs (the “Pro Rata Bonus”), (D) if Mr. Herz were to elect to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement of COBRA premiums for the number of years equal to the Severance Multiple (but not to exceed eighteen months) (the “COBRA Reimbursement”) and (E) the prior year’s bonus, to the extent unpaid. The “Severance Multiple” means (x) two, in the event termination occurs during the Initial Term and (y) one, in the event termination occurs after the expiration of the Initial Term. In the event Mr. Herz is terminated by reason of death or “disability” (as such term is defined in the Employment Agreement), he would be entitled to the Accrued Benefits, the Pro Rata Bonus and the COBRA Reimbursement.

The Employment Agreement also contains certain restrictive covenants, which require Mr. Herz to preserve and protect certain confidential information and, for a two-year period following his termination of employment (one year in the event of a termination after the expiration of the Initial Term), to refrain from competing with the Company, soliciting its customers and employees and interfering with its vendors, joint venturers and licensors. Additionally, the Employment Agreement includes a mutual non-disparagement covenant, and requires the execution of a release and continued compliance with the restrictive covenants to receive the severance benefits described above.

The Employment Agreement requires the Company to indemnify Mr. Herz to the greatest extent permitted by law or as provided under the Bylaws of the Company against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from Mr. Herz’s good faith performance of his duties and obligations with the Company, and provides for the advancement of expenses to the greatest extent permitted under applicable law.

Additionally, in the event Mr. Herz’s employment is terminated (i) (A) by the Company without cause or (B) by Mr. Herz for good reason, in each case, on the effective date of or during the twelve-month period following a Change in Control (as defined in the LTIP) or (ii) by reason of Mr. Herz’s death or disability at any time, any restricted stock units that have not yet vested would immediately vest. In the event Mr. Herz’s employment is terminated at any time (i) by the Company without cause, (ii) by Mr. Herz for good reason or (iii) by reason of Mr. Herz’s death or disability, any performance stock units would time vest as of the date of termination and performance vest, to the extent not yet performance vested, if the applicable performance conditions were achieved on or within 30 days following the date of termination.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Policy

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of the Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company. Our code of ethics is available on the Company’s website.

In addition, our audit committee, pursuant to the Audit Committee Charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. The Audit Committee Charter is available on the Company’s website. We also require each of our directors and officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

The Initial Business Combination

On August 23, 2018 (the “Closing Date”), the Company completed the acquisition of the equity interests in certain of the subsidiaries (the “Royal Entities”) of Noble Royalties Acquisition Co., LP (“NRAC”), Hooks Ranch Holdings LP (“Hooks Holdings”), DGK ORRI Holdings, LP (“DGK”), DGK ORRI GP LLC (“DGK GP”) and Hooks Holding Company GP, LLC (“Hooks GP”, and collectively with NRAC, Hooks Holdings, DGK, and DGK GP, the “Contributors”). The acquisition was made pursuant to the Contribution Agreement, dated as of June 3, 2018 (the “Contribution Agreement”), by and among the Company, Royal Resources L.P. (“Royal”), Royal Resources GP L.L.C. and the Contributors. The acquisition of the Royal Entities pursuant to the Contribution Agreement is referred to herein as the “Business Combination.”

Pursuant to the Contribution Agreement, on the Closing Date, the Company contributed cash to Falcon Minerals Operating Partnership, LP, a Delaware limited partnership and wholly owned subsidiary of the Company (“Opco”), in exchange for (a) a number of common units representing limited partnership interests in Opco (the “Common Units”) equal to the number of shares of the Company’s Class A Common Stock outstanding as of the Closing Date and (b) a number of Opco warrants exercisable for Common Units equal to the number of the Company’s warrants outstanding as of the Closing Date. The Company controls Opco through Falcon Minerals GP, LLC, a Delaware limited liability company, and wholly owned subsidiary of the Company and the sole general partner of Opco. Each Common Unit, together with one share of the Company’s Class C

Common Stock is exchangeable for one share of Class A Common Stock at the option of the holder pursuant to the terms of the Company’s and Opco’s organizational documents, subject to certain restrictions.

Shareholders Agreement

In connection with the closing of the Business Combination, the Company entered into a Shareholders’ Agreement, dated as of August 23, 2018 (the “Shareholders Agreement”), with Osprey Sponsor, LLC (our “Sponsor”), Blackstone Management Partners, L.L.C. (“Blackstone”) and the other parties thereto. Under the Shareholders Agreement, the parties thereto agreed to use reasonable best efforts, and the Company agreed to take all permissible actions necessary, to carry out the restructuring of the Board pursuant to the Contribution Agreement.

The Shareholders Agreement also provides that Blackstone is entitled to designate for nomination by the Company for election (i) six (6) directors to serve on the Board so long as Blackstone and its controlled affiliates hold more than 40% of the voting power of the Company, with three (3) independent directors also serving on the Board, (ii) four (4) directors so long as Blackstone and its controlled affiliates hold between 20% and 40% of the voting power of the Company, with five (5) independent directors also serving on the Board, (iii) two (2) directors so long as Blackstone and its controlled affiliates hold between 10% and 20% of the voting power of the Company, with five (5) independent directors also serving on the Board and (iv) one (1) director so long Blackstone and its controlled affiliates hold between 5% and 10% of the voting power of the Company, with five (5) independent directors also serving on the Board. Once Blackstone and its controlled affiliates beneficially own in the aggregate less than 5% of the voting power of the Company, it will no longer have any rights to designate any individuals for nomination to be elected to the Board under the Shareholders Agreement.

Until the termination of the Shareholders Agreement, the size of the Board will be fixed based on the number of individuals Blackstone is entitled to designate for nomination to be elected as directors, as described above. The number of Board seats is currently nine, one seat of which will remain vacant and may be filled by directors nominated by Blackstone.

The Shareholders Agreement will terminate upon the later of (x) such time Blackstone is no longer entitled to designate a director for nomination to the Board and (y) following the third annual meeting of stockholders of the Company following the closing of the Business Combination.

Registration Rights Agreement

Pursuant to the Contribution Agreement, the Company entered into a registration rights agreement (the “Royal Registration Rights Agreement”) with Royal and the Contributors, pursuant to which the Company has certain obligations to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all or any portion of the Class A Common Stock that Royal and the Contributors hold as of the date of the Royal Registration Rights Agreement and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor. Royal and the Contributors are entitled to an unlimited number of underwritten offerings, provided that the gross proceeds of each underwritten offering is more than $30 million, and “piggyback” registration rights.

Royal Resources L.P.

Royal, which owns approximately 35.2 million shares of the Class C Common Stock of the Company, as well as an equivalent number of units of OpCo, entered into a Master Service Agreement (“MSA”) with the Company in December 2018. Under the MSA, the Company provides certain management services to Royal. For the year ended December 31, 2020, the Company received $1.1 million under this agreement.

Hepco Capital Management, LLC

Hepco Capital Management, LLC, of which Jeffrey Brotman is an officer, and its affiliates share certain employees and office space and reimburses the Company for a proportionate amount of the shared expenses on a monthly basis. For the year ended December 31, 2020, the Company received $0.3 million of such reimbursements.

Registration Rights

Pursuant to a registration rights agreement entered into in connection with our initial public offering, the holders of the founder shares and private placement warrants (and their underlying securities) are entitled to registration rights. The holders will be entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Section 16 Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2020.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

if the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at 1845 Walnut Street, Suite 1111, Philadelphia, Pennsylvania 19103, Attn: Jeffrey F. Brotman, or (215) 832-4161, to inform us of his or her request; or

•	if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC and in accordance with our bylaws, nominations of individuals for election to the Board and the proposal of other business to be considered by the stockholders may be made at our 2022 annual meeting of stockholders by any stockholder of the Company who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the other applicable requirements in our bylaws. For any nomination or other business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our corporate secretary and any such other business must otherwise be a proper matter for action by the stockholders. To be timely for our 2022 annual meeting of stockholders, a stockholder’s notice must set forth all information required under our bylaws and must be received by our corporate secretary at our principal executive office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of our 2021 annual meeting. However, that in the event that our 2022 annual meeting is more than 30 days before or more than 60 days after the anniversary date of our 2021 annual meeting, to be timely a stockholder’s notice must be received by our corporate secretary at our principal executive office not earlier than the close of business on the 120th day before the 2022 annual meeting and not later than (1) the close of business on the 90th day before the 2022 annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of the 2022 annual meeting is first made by the Company.

In addition to our bylaws, a stockholder must also comply with all applicable requirements of state law, the Exchange Act, and the rules and regulations thereunder. Our bylaw provisions do not affect the right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

A stockholder who wishes to submit recommendations for director candidates to the Company should send a written recommendation to our corporate secretary. Each nomination must be made in accordance with our bylaws. The stockholder must represent that the stockholder is a stockholder of our Company and the stockholder will remain so through the date of the relevant meeting of stockholders of and, if the stockholder is not a record owner of shares of common stock, provide such information about the record owner as we may request. The recommendation must also include the written consent of the person so recommended, or the recommended person, to serve as a director if nominated and elected. The stockholder and the recommended person must also provide such additional information as we may request, including any information requested concerning their respective backgrounds and relationships with one another and our Company and concerning the qualifications of the recommended person.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2020 Annual Report to Stockholders accompanies this proxy statement. Stockholders of record as of April 5, 2021 and beneficial owners of our common stock on that date may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to us at 1845 Walnut Street, Suite 1111, Philadelphia, PA 19103, Attention: Jeffrey F. Brotman. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on April 5, 2021.

You may request additional copies of this proxy statement, at no cost, by requesting them in writing or by telephone from the Company’s Secretary at the following address and telephone number:

Falcon Minerals Corporation

Attn: Jeffrey F. Brotman, Secretary

1845 Walnut Street, Suite 1111

Philadelphia, PA 19103

Telephone: (212) 506-5925

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – Q U I C K êêê E A S Y

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

FALCON MINERALS

CORPORATION

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 26, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:
https://www.cstproxy.com/falconminerals/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PROXY FALCON MINERALS CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.	Please mark your votes like this

1.	Election of Director	FOR	AGAINST
	Alan J. Hirshberg	☐	☐
	Steven R. Jones	☐	☐
	Erik C. Belz	☐	☐

2.	Proposal 2 To approve the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Note:	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

A vote to abstain will have no effect on the election of directors. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of the Directors and FOR Proposal 2. If any other matters properly come before the annual meeting, the Proxy will vote on such matters in their discretion.

CONTROL NUMBER

Signature                                                   Signature, if held jointly                                                           Date                             , 2021

Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held May 27, 2021

The Proxy Statement and our

2020 Annual Report to Stockholders are available at:

https://falconminerals.gcs-web.com/financial-information/annual-reports

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FALCON MINERALS CORPORATION

The undersigned hereby appoints Daniel C. Herz (the “Proxy”), with full power of substitution as proxy to vote the shares that the undersigned is entitled to vote (the “Shares”) at the 2021 annual meeting of stockholders of Falcon Minerals Corporation (the “Company”) to be held virtually on May 27, 2021 at 11:00 a.m., New York time, at the offices of Falcon Minerals Corporation at https://www.cstproxy.com/falconminerals/2021, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

(Continued, and to be marked, dated and signed, on the other side)